                                                              EXHIBIT 4.9


    THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THESE SECURITIES MAY NOT BE OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFERABILITY OF THESE SECURITIES IS SUBJECT TO THE PROVISIONS OF A NOTE AND WARRANT PURCHASE AGREEMENT DATED AS OF DECEMBER 8, 1993 BETWEEN THE ISSUER AND WHITNEY SUBORDINATED DEBT FUND, L.P., A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER'S PRINCIPAL OFFICE.

Void after December 8, 2003       Right to Purchase 1,346
                                  Shares of Common Stock,
                                  par value of $.01 per
                                  share, of Advance Pharmacy
                                  Services, Inc.

                           ADVANCE PHARMACY SERVICES, INC.

                            Common Stock Purchase Warrant

         ADVANCE PHARMACY SERVICES, INC., a Delaware corporation (the "Company"), hereby certifies that for value received, WHITNEY SUBORDINATED DEBT FUND, L.P., or assigns (the "Holder"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, an aggregate of 1,346 fully paid and nonassessable shares of the Common Stock, par value $.01 per share, of the Company ("Common Stock"), at an exercise price of $1,000.00 per share. The number of shares of Common Stock to be received upon the exercise of this warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter referred to as the "Exercise Price". This Warrant is issued pursuant to the terms of a certain Note and Warrant Purchase Agreement dated as of December 8, 1993 between the Company and Whitney Subordinated Debt Fund, L.P. (the "Purchase Agreement"), pursuant to which the Company issued its 10.101% Promissory Note in the aggregate principal amount of $7,000,000 (the "Note") and a Warrant to purchase up to an aggregate of 1,346 shares of Common Stock. The Holder is entitled to the rights and subject to the obligations contained in the Purchase Agreement relating to this Warrant and the shares of Common Stock issuable upon exercise of this Warrant. This Warrant and any other Warrants issued in transfer or exchange of such Warrant or any such other Warrants are referred to collectively as the "Warrants".

         1. EXERCISE.(a) This Warrant may be exercised in whole or in part at any time or from time to time by submitting at the office of the Company at 545
E. John Carpenter Freeway, Suite 1900, Irving, Texas 75062, or at such other office as the Company may designate by notice in writing, this Warrant, with the Purchase Form annexed hereby duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form. Subject to Sections 1(b) and 4 hereof, payment of the Exercise Price shall be made in lawful money of the United States. As promptly as practicable after surrender of the Warrant and receipt of payment, the Company shall issue and deliver to the Holder a certificate or certificates for shares of Common Stock of the Company, in certificates of such denominations, and in such names as the Holder may specify, together with any other stock, securities or property which such Holder may be entitled to receive pursuant hereto. In the case of the purchase of less than all the shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise.

         (b) The Holder shall have the option, but not the obligation, upon any exercise of this Warrant, to apply to the payment required by Section 1(a) hereof all or any part of the unpaid principal amount of or interest on any Note at the time held by the Holder. The Company will accept the amount of principal or interest, if such election is selected, specified in the Purchase Form in satisfaction of the exercise price for such shares to be purchased. The Holder shall have the right to apply all or any portion of the principal amount of or interest on a Note to exercise all or any portion of this Warrant (i) whether or not payment on the Notes is otherwise prohibited and (ii) even though the Company or such Holder may have given notice of prepayment with respect to all or any portion of the principal amount of such Note, so long as the Purchase Form with respect to such principal amount of such Note shall, together with this Warrant, have been delivered to the Company in accordance with Section l(a) hereof prior to the date fixed for such prepayment.

         2. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, the number of shares of Common Stock from time to time issuable upon the exercise of this Warrant. All shares of Common Stock issued upon the exercise of this Warrant and the payment of the Exercise Price shall be duly authorized, fully paid, and non-assessable with no liability on the part of the holder thereof, and the Company will pay all taxes in respect of the issuance thereof.

         3. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, as determined in good faith by the Board of Directors of the Company.

         4.   CONVERSION OF WARRANT.

         (a) In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant, or any portion thereof (the "Conversion Right"), into shares of Common Stock as provided in this Section 4 at any time and from time to time while this Warrant is exercisable. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in Section 4(b) hereof), which value shall be determined by subtracting (A) the aggregate Exercise Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from
(B) the aggregate fair market value of such Converted Warrant Shares on the Conversion Date by

(y) the fair market value of one share of Common Stock on the Conversion Date. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date, as determined in good faith by the Board of Directors of the Company.

         (b) The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the designated office of the Company together with a written statement (a "Conversion Notice") specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of Converted Warrant Shares (I.E., the shares subject to this Warrant which are being surrendered in exercise of the Conversion Right). Such conversion shall be effective upon receipt by the Company of this Warrant together with the Conversion Notice, or on such later date as is specified therein (the "Conversion Date") and, at the election of the Holder, may be made contingent upon the occurrence of any event specified in the Conversion Notice. Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new Warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder promptly following the Conversion Date.

         (c) For purposes of this Section 4, fair market value of a share of Common Stock as of a Date shall means:

              i) If the Conversion Right is exercised in connection with and contingent upon a registered public offering of Common Stock, and if the Company's registration statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then fair market value shall be the initial "Price to Public" specified in the final prospectus with respect to such offering;

              ii) If the Conversion Right is not exercised in connection with and contingent upon such a public offering, then fair market value shall be as follows:

                   (A) If traded on a national securities exchange, the fair market value of the Common Stock shall be deemed to be the closing price of the Common Stock on such exchange on the trading day preceding the Conversion Date;

                   (B) If traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the closing bid price of the Common Stock on the trading day preceding the Conversion Date; and

                   (C) If there is no public market for the Common Stock, then fair market value shall be determined by mutual agreement of the Holder and the Company, and if the Holder and the Company are unable to so agree, by the good faith determination of the Company's Board of Directors.

         5. REGISTRATION UNDER SECURITIES LAWS. The Holder has certain rights under the Purchase Agreement and that certain Preferred Stock Purchase Agreement dated as of August 2, 1993, as amended, among the Company and the Purchasers parties thereto, with respect to the registration under the Securities Act of 1933, as amended, of the shares of Common Stock issuable upon exercise of this Warrant.

         6. EXERCISE PRICE. Initially, the Exercise Price shall be $1000.00 per share of Common Stock. The Exercise Price shall be adjusted in accordance with the provisions of this Section 6.

         (a)  ADJUSTMENTS TO EXERCISE PRICE

              (i) (A) UPON DILUTIVE ISSUANCES OF COMMON STOCK OR CONVERTIBLE SECURITIES. If the Company shall, while there are any Warrants outstanding, issue or sell any shares of its Common Stock or Common Stock Equivalents without consideration or at a price per share LESS THAN the Exercise Price in effect immediately prior to such issuance or sale, then in each such case the Exercise Price upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to the lowest Net Consideration per Share received for each additional share upon such issuance of Common Stock or Common Stock Equivalents.

         The provisions of this Section 6(a)(i)(A) may be waived in any instance upon the written approval of the holders of sixty percent (60%) of the outstanding Warrants.

              (i) (B) UPON DILUTIVE ISSUANCES OF WARRANTS, OPTIONS AND PURCHASE RIGHTS TO COMMON STOCK OR CONVERTIBLE SECURITIES.

              (1) COMMON STOCK EQUIVALENTS. For the purposes of this Section 6(a)(i), the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock, or the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents" and individually, a "Common Stock Equivalent"), shall be deemed an issuance of Common Stock with respect to adjustments in the Exercise Price if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock or Common Stock Equivalents shall be less than the Exercise Price in effect at the time of such issuance.

              Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Exercise Price shall be made under this Section 6(a)(i)(B) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the original issuance of any such Common Stock Equivalents as above provided.

              (2) DECREASES IN NET CONSIDERATION PER SHARE AND RETROACTIVE ADJUSTMENT UPON EXPIRATION OF COMMON STOCK EQUIVALENTS. Should the Net Consideration Per Share of any such Common Stock or Common Stock Equivalents (even if issued or granted and outstanding as of the date of issuance of this Warrant or hereafter) be decreased from time to time, then, upon the effectiveness of each such change, the Exercise Price will be that which would have been obtained (1) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Net Consideration Per Share of such securities, and (2) had the adjustments made to the Exercise Price since the date of issuance of such Common Stock Equivalents been made to such Exercise Price as adjusted pursuant to clause (1) above. Any adjustment of the Exercise Price with respect to this paragraph which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is cancelled without being exercised, so that the Exercise Price effective immediately upon such cancellation or expiration shall be equal to the Exercise Price that would have been in effect had the expired or cancelled Common Stock Equivalent not been issued.

              (3) DEFINITION OF NET CONSIDERATION PER SHARE. For purposes of this paragraph, the "NET CONSIDERATION PER SHARE" which may be received by the Company shall be determined as follows:

              (a) The "NET CONSIDERATION PER SHARE" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Company upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

              (b) The "NET CONSIDERATION PER SHARE" which may be received by the Company shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

              (i) (C) STOCK DIVIDENDS FOR HOLDERS OF CAPITAL STOCK OTHER THAN COMMON STOCK. In the event that the Company shall make or issue, or shall fix a record date for the determination of holders of any capital stock of the Company (OTHER THAN holders of Common Stock) entitled to receive a dividend or other distribution payable in Common Stock or securities of the Company convertible into or otherwise exchangeable for shares of Common Stock of the Company, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01.

              (i) (D) CONSIDERATION OTHER THAN CASH.  For purposes of this
Section 6(a)(i), if a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or Common Stock Equivalents consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Company. In the event of any dispute between the holders of Warrants and the Company regarding the determination of fair market value, at the option of the holders of sixty percent (60%) of the outstanding Warrants, the Company shall engage a consulting firm or investment banking firm, selected by the Board of Directors and approved by the holders of sixty percent (60%) of the outstanding Warrants (such approval not to be unreasonably withheld), to prepare an independent appraisal of the fair market value of such property to be distributed. The costs of such valuation shall be borne by the Company.

              (i) (E) EXCEPTIONS TO ANTI-DILUTION ADJUSTMENTS; BASKET FOR RESERVED EMPLOYEE SHARES. This Section 6(a)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below). Further, the anti-dilution protection provisions of this
Section 6(a)(i) shall not apply with respect to:

              (1) the grant, issuance or sale of up to a maximum of 2,278 shares of Common Stock, or the grant of options, warrants or other rights exercisable therefor, issued or issuable after the original issue date of the Warrants to directors, officers, employees, consultants and others pursuant to any incentive or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock issuance or restricted stock agreement, stock ownership plan (ESOP), consulting agreement, or such other options, issuances, arrangements, agreements or plans approved by a majority of the members of the Board of Directors; and

              (2) shares of Common Stock (or options or warrants exercisable therefor) issued solely to employees, consultants or others in connection with the acquisition (whether by merger or otherwise) by the Company of all or substantially all of the capital stock or assets of any other entity or business organization, provided the issuance of such securities is approved by two-thirds of the members of the Board of Directors and provided that the aggregate number of shares of Common Stock issued pursuant to this paragraph does not exceed 1,662 shares.

              The foregoing numbers of shares of Common Stock may be increased from time to time (i) by a vote of two-thirds of the members of the Board of Directors of he Corporation, or (ii) by the written consent of the holders of at least sixty percent (60%) of the outstanding Warrants.

              The foregoing numbers shall be subject to a proportionate adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock.

              (a) (ii) UPON EXTRAORDINARY COMMON STOCK EVENT. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Exercise Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Exercise Price. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

              An "EXTRAORDINARY COMMON STOCK EVENT" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

         7. NUMBER OF SHARES. Upon any adjustment of the Exercise Price, the Holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of shares, calculated to the nearest full share, obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the new Exercise Price resulting from such adjustment. As use herein, the term "shares" shall include any property receivable upon exercise of the Warrants pursuant to Section 10 hereof.

         8. DIVIDENDS. In the event the Company shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Company other than shares of Common Stock, or
(ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Warrants shall receive upon exercise thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Company which they would have received had their Warrants been exercised on the date of such event and had they thereafter, during the period from the date of such event to and including the date of exercise, retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under Section 6 hereof with respect to the rights of the holders of the Warrants.

         9. CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the exercise of the Warrants shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares of stock dividend provided for in
Section 6 hereof, or the sale of all or substantially all of the Company's capital stock or assets to any other person), then and in each such event each holder of Warrants shall have the right thereafter to exercise the Warrants for kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock for which such Warrants might have been exercised immediately prior to such event, all subject to further adjustment as provided herein.

         10. CAPITAL REORGANIZATION, MERGER OR SALE OF ASSETS. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Warrant) or a merger, or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's capital stock or assets to any other person, or any other form of business combination, acquisition or reorganization in which control of the Company is transferred (a "Reorganization"), then, as a part of and a condition to such Reorganization, provision shall be made so that the holders of the Warrants shall thereafter be entitled to receive upon exercise of the Warrants the same kind and amount of stock or other securities or property (including cash) of the Company, or of the successor corporation resulting from such Reorganization, to which such holder would have received if such holder had exercised its Warrants for shares of Common Stock immediately prior to the effective time of such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant so that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and the number of share of Common Stock or other securities issuable upon exercise of the Warrants) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

         The provisions of this Section 10 shall not apply to any Reorganization involving (1) only a change in the state of incorporation of the Company, (2) a merger of the Company with or into a wholly-owned subsidiary of the Company that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation, of which the Company is substantively the surviving corporation and operates as a going concern, of another corporation that is engaged in a business similar or related to or complementary with the business of the Company and which does not involve a recapitalization or reorganization of the Common Stock.

         11. CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Exercise Price, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder of this Warrant a certificate of the chief financial officer of the Company setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request any time of the holder of this Warrant, furnish to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant.

         12. NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any Common Stock or Common Stock Equivalents, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to the holder of this Warrant, at least thirty (30) days prior to the record date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

         13. STOCK TRANSFER TAXES. The issue of stock certificates upon the exercise of this Warrant shall be made without charge to the exercising Holder for any tax in respect of such issue. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         14. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Any transfer or assignment of this Warrant may, subject to the provisions of the Purchase Agreement, be made upon surrender of this Warrant to the Company with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled, and in the case of a transfer or assignment of less than all of the shares purchasable under this Warrant, the Company shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares purchasable hereunder. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of a reasonable satisfactory indemnification agreement and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

              15. NOTICES, ETC. All notices and other communications from the Company to the Holder of the Warrant shall be mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the company in writing by such Holder, or until an address is so furnished, to and at the address of the last

Holder of the Warrant who has so furnished an address to the Company.

              16. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only be an instrument in writing signed by the Company and the Holder of this Warrant. This Warrant shall be construed and enforced in accordance with an governed by the laws of the State of New York. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning thereof.

              17. NO RIGHTS AS STOCKHOLDER. The holder of this Warrant shall not have any rights as a stockholder of the Company (including rights to dividends and voting rights), and shall only have the rights specifically set forth in this Warrant and in the Purchase Agreement.

              18. EXPIRATION. The right to exercise this Warrant shall expire at 11:59 p.m. Eastern Time on December 8, 2003.

Dated: December 8, 1993


                                       ADVANCE PHARMACY SYSTEMS, INC.


                                       By:/s/ David D. Halbert
                                          ---------------------------
                                       Title:  Chairman, CEO

                                    PURCHASE FORM

                                                      Dated___________, ____


         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____ shares of Common Stock of ADVANCE PHARMACY SYSTEMS, INC., and hereby [makes payment of $__________ as payment of the actual exercise price thereof] [or] [makes payment therefor by application pursuant to Section 1(b) of the Warrant of $__________ aggregate [interest on] [principal amount of] Notes (as defined in the Warrant)].


                                   ________________

                        INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
    ---------------------------------------------
    (please typewrite or print in block letters)

Address
       ------------------------------------------

                                  Signature
                                            ----------------------------------


                                   ________________

                                   ASSIGNMENT FORM

         FOR VALUE RECEIVED, ______________________________________ hereby sells, assigns and transfers unto

Name
    ------------------------------------------------------------------------
    (Please typewrite or print in block letters)

Address
      ----------------------------------------------------------------------

the right to purchase Common Stock of ADVANCE PHARMACY SYSTEMS, INC., represented by this Warrant to the extent of _____ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint
________________________________________, attorney, to transfer the same on the books of ADVANCE PHARMACY SYSTEMS, INC., with full power of substitution in the premises.


                                  Signature
                                            ----------------------------------

Dated_____________,____